UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

RED ROBIN GOURMET BURGERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

See the disclosure contained in Item 2.03 below, which is incorporated herein by reference.

ITEM 1.02 Termination of a Material Definitive Agreement

Effective June 30, 2016, in connection with entry into the new Credit Agreement described below in Item 2.03, Red Robin Gourmet Burgers, Inc.’s (the “Company’s”) existing credit facility dated July 2, 2014 was terminated. In connection with termination and new borrowings under the new Credit Agreement, the Company paid off all outstanding borrowings, accrued interest, and fees under the existing facility.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the disclosure contained in Item 1.02 above, which is incorporated herein by reference.

On June 30, 2016, the Company replaced its existing credit facility with a new Credit Agreement (the “Credit Agreement”) by and among the Company; Red Robin International, Inc., as the borrower; the domestic subsidiaries of the borrower from time to time parties thereto; the lender parties thereto; Wells Fargo Bank, N.A. as Administrative Agent; Bank of America, N.A., as Syndication Agent; Compass Bank, Cooperatieve Rabobank U.A., New York Branch, and U.S. Bank National Association, as Documentation Agents; and Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Joint Lead Arrangers and Joint Bookrunners. The five-year Credit Agreement provides for a $400 million revolving line of credit and the borrower maintains the option to increase the credit facility in the future, subject to lenders’ participation, by up to an additional $100 million in the aggregate. The new credit facility will mature on June 30, 2021, an extension of two additional years from the maturity of the Company’s current credit facility, which provides additional flexibility to facilitate future strategic activities to enhance stockholder value.

Red Robin International, Inc. is the borrower under the Credit Agreement, and certain of its subsidiaries and the Company are guarantors of borrower’s obligations under the Credit Agreement. Borrowings under the Credit Agreement are secured by substantially all of the assets of the borrower and the guarantors, including the Company, and are available to: (i) refinance certain existing indebtedness of the borrower and its subsidiaries, (ii) finance restaurant construction costs, (iii) pay costs, fees and expenses in connection with such new restaurant construction, (iv) pay any fees and expenses in connection with the Credit Agreement, and (v) provide for the working capital and general corporate requirements of the Company, the borrower, and its subsidiaries, including permitted acquisitions and the redemption of capital stock.

On June 30, 2016, Red Robin International, Inc., the Company, and the guarantors also entered into a Security Agreement granting to Wells Fargo Bank a first priority security interest in substantially all of the assets of the borrower and the guarantors to secure the obligations under the Credit Agreement and related treasury products.

The summary descriptions of the Credit Agreement and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement and the Security Agreement, respectively. A copy of the Credit Agreement is attached hereto as Exhibit 10.1, and a copy of the Security Agreement entered into in connection with the Credit Agreement is attached hereto as Exhibit 10.2, both of which are incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated June 30, 2016.
10.2	Security Agreement, dated June 30, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROBIN GOURMET BURGERS, INC.

Date: July 5, 2016          By:     /s/ Michael L. Kaplan
Name: Michael L. Kaplan
Title: Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated June 30, 2016.
10.2	Security Agreement, dated June 30, 2016.

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